EXHIBIT 10.00

NORTH AMERICAN GALVANIZING & COATINGS, INC.
2009 INCENTIVE STOCK PLAN
(Amended and Restated as of October 1, 2009)

PAGE

§ 1.	BACKGROUND AND PURPOSE	1

§ 2.	DEFINITIONS	1

2.1	Account	1
2.2	Affiliate	2
2.3	Automatic Deferral Period	2
2.4	Beneficiary	2
2.5	Board	2
2.6	Certificate	2
2.7	Change Effective Date	2
2.8	Change in Control	2
2.9	Code	5
2.10	Committee	5
2.11	Company	5
2.12	Deferral Period	5
2.13	Director	5
2.14	Elective Deferral Period	5
2.15	Fair Market Value	5
2.16	ISO	6
2.17	Inside Director	6
2.18	Key Employee	7
2.19	1933 Act	7
2.20	1934 Act	7
2.21	Non-ISO	7
2.22	Option	7
2.23	Option Certificate	7
2.24	Option Price	7
2.25	Outside Director	7
2.26	Parent	7
2.27	Plan	7
2.28	Preexisting Plan	7

i

(continued)

2.29	Rule 16b-3	8
2.30	SAR Value	8
2.31	Stock	8
2.32	Stock Appreciation Right	8
2.33	Stock Appreciation Right Certificate	8
2.34	Stock Grant	8
2.35	Stock Grant Certificate	8
2.36	Stock Unit Grant	8
2.37	Subsidiary	8
2.38	Ten Percent Shareholder	8

§ 3.	SHARES AND GRANT LIMITS	9

3.1	Shares Reserved	9
3.2	Source of Shares	9
3.3	Reduction and Restoration of Shares Reserved	10
3.4	Use of Proceeds	11
3.5	Grant Limits	11
3.6	Preexisting Plan	11

§ 4.	EFFECTIVE DATE	11

§ 5.	COMMITTEE	11

§ 6.	ELIGIBILITY	12

§ 7.	OPTIONS	12

7.1	Committee Action	12
7.2	Option Certificate	12
7.3	$100,000 Limit	13
7.4	Option Price	13
7.5	Payment	14
7.6	Exercise	14

§ 8.	STOCK APPRECIATION RIGHTS	15

8.1	Committee Action	15
8.2	Terms and Conditions	16

(continued)

8.3	Exercise	18

§ 9.	STOCK GRANTS	18

9.1	Committee Action	18
9.2	Conditions	19
9.3	Dividends, Voting Rights and Creditor Status	21
9.4	Satisfaction of Forfeiture Conditions	22
9.5	Performance Goals for Income Tax Deduction	22

§ 10.	NORTH AMERICAN GALVANIZING & COATINGS, INC. DIRECTOR STOCK UNIT PROGRAM	24

10.1	Outside Directors	24
10.2	Inside Directors	25
10.3	Matching Grants	25
10.4	Deferral Periods	25
10.5	Payment	28
10.6	Non-Forfeitable Account and Account Adjustments	28
10.7	General Assets	28
10.8	No Liability	29
10.9	Rabbi Trust	29
10.10	Amendment and Termination	29

§ 11.	NON-TRANSFERABILITY	31

§ 12.	SECURITIES REGISTRATION	31

§ 13.	LIFE OF PLAN	32

§ 14.	ADJUSTMENT	33

14.1	Capital Structure	33
14.2	Shares Reserved	34
14.3	Transactions Described in § 424 of the Code	34
14.4	Fractional Shares	35

§ 15.	CHANGE IN CONTROL	35

§ 16.	AMENDMENT OR TERMINATION	36

§ 17.	MISCELLANEOUS	37

(continued)

17.1	Shareholder Rights	37
17.2	No Contract of Employment	37
17.3	Tax Withholding	37
17.4	Construction	38
17.5	Other Conditions	38
17.6	Rule 16b-3	38
17.7	Coordination with Employment Agreements and Other Agreements	39

§ 1.

BACKGROUND AND PURPOSE

The purpose of this Plan is to promote the interests of North American Galvanizing & Coatings, Inc., (the “Company”) by authorizing the Committee to grant Options and Stock Appreciation Rights and to make Stock Grants to Key Employees and Directors and to make Stock Unit Grants to Directors in order (1) to attract and retain Key Employees and Directors, (2) to provide an additional incentive to each Key Employee and Director to work to increase the Stock value, (3) to provide each Key Employee and Director with a stake in the future of the Company which corresponds to the stake of each of the Company’s shareholders, and (4) to tie each Director’s compensation to the long-term Stock value.  This Plan document contains various amendments approved by the Board after the Plan was approved by the shareholders July 29, 2009.  The shareholder-approved Plan replaced and superseded the North American Galvanizing & Coatings, Inc., 2004 Stock Incentive Plan, as amended.  This amended and restated Plan document also incorporates and supersedes the North American Galvanizing & Coatings, Inc., Director Stock Unit Program that was adopted in connection with the adoption of the 2004 Incentive Stock Plan July 21, 2004.  This amended and restated Plan document is effective as of October 1, 2009 and supersedes all previous versions of the Plan and the Director Stock Unit Program.

§ 2.

DEFINITIONS

2.1 Account - means the bookkeeping account maintained by the Committee to show for each Director as of any date all Stock Unit Grant credits made for such Director under this Plan, the adjustments to such credits and any distributions related to such Account.

2.2 Affiliate - means any organization (other than a Subsidiary) that would be treated as under common control with the Company under § 414(c) of the Code if “50 percent” were substituted for “80 percent” in the income tax regulations under § 414(c) of the Code.

2.3 Automatic Deferral Period - means the period described in § 10.4(b).

2.4 Beneficiary - means for each Director the person designated as such by the Director on the form provided for this purpose or, if no such person is so designated or if no such person survives the Director, the Director’s estate.

2.5 Board - means the Board of Directors of the Company.

2.6 Certificate - means, as applicable, an Option Certificate, a Stock Appreciation Right Certificate or a Stock Grant Certificate.

2.7 Change Effective Date - means either the date which includes the “closing” of the transaction which makes a Change in Control effective if the Change in Control is made effective through a transaction which has a “closing” or the date a Change in Control is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change in Control is made effective other than through a transaction which has a “closing”.

2.8 Change in Control - means any one of the following events or transactions:

(a)	any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) after the date this Plan becomes effective under § 4 becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly, of securities representing 30% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor to the Company; provided, however, the following transactions shall not constitute a Change of Control under this §2.8(a): (A) any acquisition of such securities by the Company, (B) any acquisition of such securities by any employee benefit plan (or a related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (C) any acquisition of such securities by any person who, immediately before such acquisition, had beneficial ownership (as defined in Rule 13d-3 under the 1933 Act) of 50% or more of (i) the fair market value of the then outstanding securities of the Company or (ii) the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors to the board of directors of the Company or (D) any acquisition by any corporation pursuant to a transaction which satisfies the requirements of § 2.8(d)(A), § 2.8(d)(B) and § 2.8(d)(C);
(b)
during any period of two consecutive years or less, individuals who at the beginning of such period constitute the Board cease for any reason (whether beginning on or after the date this Plan becomes effective under § 4) to constitute at least a majority of the Board, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;
(c)
the shareholders of the Company after the date this Plan becomes effective under § 4 approve any dissolution or liquidation of the Company or any sale or the disposition of 50% or more of the assets or business of the Company; or

(d)
shareholders of the Company after the date this Plan becomes effective under § 4 approve any reorganization, merger, consolidation or share exchange unless (A) the persons who were the beneficial owners of the outstanding shares of the common stock of the Company immediately before the consummation of such transaction beneficially own more than 60% of the outstanding shares of the common stock of the successor or survivor corporation in such transaction immediately following the consummation of such transaction and (B) the number of shares of the common stock of such successor or survivor corporation beneficially owned by the persons described in § 2.8(d)(A) immediately following the consummation of such transaction is beneficially owned by each such person in substantially the same proportion that each such person had beneficially owned shares of the Company common stock immediately before the consummation of such transaction, provided (C) the percentage described in

§ 2.8(d)(A) of the beneficially owned shares of the successor or survivor corporation and the number described in § 2.8(d)(B) of the beneficially owned shares of the successor or survivor corporation shall be determined exclusively by reference to the shares of the successor or survivor corporation which result from the beneficial ownership of shares of common stock of the Company by the persons described in § 2.8(d)(A) immediately before the consummation of such transaction.

2.9 Code - means the Internal Revenue Code of 1986, as amended.

2.10 Committee - means a committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a “non-employee director” under Rule 16b-3 and an “outside director” under § 162(m) of the Code.

2.11 Company - means North American Galvanizing & Coatings, Inc. and any successor to North American Galvanizing & Coatings, Inc.

2.12 Deferral Period - means the period described in § 10.4(b) and the period described in § 10.4(c).

2.13 Director - means any member of the Board.

2.14 Elective Deferral Period - means the period described in § 10.4(c).

2.15 Fair Market Value - means either (a) the NASDAQ Official Closing Price for the applicable date or (b) if the NASDAQ Official Closing Price is not available for the applicable date, the NASDAQ Official Closing Price for the immediately preceding business day or (c) if no such NASDAQ Official Closing Price quotation is available,

(c) the current fair market value of a share of Stock that the Committee acting in good faith determines through the reasonable application of a reasonable valuation method which takes into consideration in applying its methodology all available information material to the value of the Company, considering factors including (as applicable) (1) the value of the Company’s tangible and intangible assets, (2) the present value of the Company’s anticipated future cash-flows, (3) the market value of equity interests in similar companies engaged in trades or businesses substantially similar to those engaged in by the Company, the value of which can be readily determined through nondiscretionary, objective means (such as through trading prices on an established securities market or an amount paid in an arms-length private transaction), (4) recent arm’s length transactions involving the sale or transfer of shares of Stock, and (5) other relevant factors such as control premiums or discounts for lack of marketability and whether the valuation method is used for other purposes that have a material economic effect on the Company, the holders of Stock or the Company’s creditors.

2.16 ISO - means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of § 422 of the Code.

2.17 Inside Director - means a member of the Board who is an employee of the Company or a Parent or Subsidiary or Affiliate .

2.18 Key Employee - means an employee of the Company or any Subsidiary or Parent or Affiliate to whom the Committee decides for reasons sufficient to the Committee to make a grant under this Plan.

2.10 NASDAQ Official Closing Price - means the price of a share of Stock as determined using the NASDAQ process for identifying the NASDAQ market-specific closing price for NASDAQ-listed issues.

2.19 1933 Act - means the Securities Act of 1933, as amended.

2.20 1934 Act - means the Securities Exchange Act of 1934, as amended.

2.21 Non-ISO - means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of § 422 of the Code.

2.22 Option - means an ISO or a Non-ISO which is granted under § 7.

2.23 Option Certificate - means the certificate (whether in electronic or written form) which sets forth the terms and conditions of an Option granted under this Plan.

2.24 Option Price - means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

2.25 Outside Director - means a member of the Board who is not an employee of the Company or a Parent or Subsidiary or Affiliate.

2.26 Parent - means any corporation which is a parent corporation (within the meaning of § 424(e) of the Code) of the Company.

2.27 Plan - means this North American Galvanizing & Coatings, Inc. 2009 Incentive Stock Plan as effective as of the date approved by the shareholders of the Company and as amended from time to time thereafter.

2.28 Preexisting Plan - means the North American Galvanizing & Coatings, Inc. 2004 Incentive Stock Plan, as such plan has been amended from time to time up to the date this Plan is effective.

2.29 Rule 16b-3 - means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

2.30 SAR Value - means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under § 8.

2.31 Stock - means the $0.10 par value common stock of the Company.

2.32 Stock Appreciation Right - means a right which is granted under § 8 to receive the appreciation in a share of Stock.

2.33 Stock Appreciation Right Certificate - means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Appreciation Right which is not granted as part of an Option.

2.34 Stock Grant - means a grant under § 9 which is designed to result in the issuance of the number of shares of Stock described in such grant.

2.35 Stock Grant Certificate - means the certificate (whether in electronic or written form) which sets forth the terms and conditions of a Stock Grant.

2.36 Stock Unit Grant - means a grant under § 10 which shall be designed to result in the issuance of whole shares of Stock and cash in lieu of any fractional share (based on the average Fair Market Value of a share of Stock over the 10 trading days immediately before the date of the issuance of such Stock).

2.37 Subsidiary - means a corporation which is a subsidiary corporation (within the meaning of § 424(f) of the Code) of the Company.

2.38 Ten Percent Shareholder - means a person who owns (after taking into account the attribution rules of § 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either the Company, a Subsidiary or Parent.

§ 3.

SHARES AND GRANT LIMITS

3.1 Shares Reserved.  There shall (subject to § 14) be reserved for issuance under this Plan (a) 2,500,000  shares of Stock plus (b) the 124,898 shares of Stock which would remain available for issuance under the Preexisting Plan if shares were issued on August 1, 2009, the effective date of this Plan, sufficient to satisfy grants then outstanding under such plan and the North American Galvanizing & Coatings, Inc. Director Stock Unit Program plus (c) the number of shares of Stock subject to grants under the Preexisting Plan which are outstanding on the effective date of this Plan and which are forfeited or expire on or after such effective date in accordance with the terms of such grants or are cancelled; provided, however, (d) no more than the number of shares of Stock described in § 3.1(a) and § 3.1(b) shall be issued in connection with the exercise of ISOs and (e) nothing in this Plan shall affect any grants under the Preexisting Plan which are outstanding on the effective date of this Plan until such time, if any, that any shares of Stock subject to such grants are forfeited or grants respecting any shares of Stock expire on or after such effective date in accordance with the terms of such grants or such grants are cancelled.

3.2 Source of Shares.  The shares of Stock described in § 3.1 shall be reserved to the extent that the Company deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by the Company.

3.3 Reduction and Restoration of Shares Reserved.  All shares of Stock reserved for issuance under § 3.1 shall remain available for issuance under this Plan until issued pursuant to the exercise of an Option or a Stock Appreciation Right or issued pursuant to a Stock Grant or Stock Unit Grant; provided,

(a)
any such shares of stock which are issued pursuant to an Option shall reduce the number of shares reserved for issuance under § 3.1 on a one to one (1 to 1) basis, any shares issued pursuant to a Stock Grant or Stock Unit Grant shall reduce the number of shares reserved for issuance under § 3.1 on a one to one  (1 to 1) basis, and any shares which are forfeited after issuance pursuant to a Stock Grant or Stock Unit Grant shall be restored to the number of shares reserved for issuance under § 3.1 on a one to one (1 to 1) basis;

(b)	any shares of Stock issued or otherwise used to satisfy a tax withholding obligation under § 17.3 shall no longer be available for issuance under § 3.1;
(c)
any shares of Stock which are tendered to the Company to pay the Option Price of an Option or which are tendered to the Company in satisfaction of any condition to a Stock Grant shall not be added to the shares of Stock reserved for issuance under § 3.1, and

(d)
the number of shares of Stock reserved for issuance under § 3.1 shall be reduced on a one to one (1 to 1) basis for each share of Stock with respect to which the appreciation in a Stock Appreciation Right is based if a share of Stock is issued in connection with the exercise of such Stock Appreciation Right.

3.4 Use of Proceeds.  The proceeds which the Company receives from the sale of any shares of Stock under this Plan shall be used for general corporate purposes and shall be added to the general funds of the Company.

3.5 Grant Limits.  Subject to Section 14, no Key Employee or Director in any calendar year shall be granted an Option to purchase more than 200,000 shares of Stock or a Stock Appreciation Right based on the appreciation with respect to more than 200,000 shares of Stock.  If a Key Employee or Director is granted both an Option and a Stock Appreciation Right in any calendar year, however, the total of the number of Shares subject to the Option and the number of shares with respect to which the Stock appreciation is based shall not exceed 200,000.  Notwithstanding the above limits, the Committee shall have the discretion to exceed any such limits if deemed necessary or appropriate in connection with the hiring of any individual who, when hired, would be a Key Employee.

3.6 Preexisting Plan.  No grants shall be made under the Preexisting Plan on or after the date this Plan becomes effective.

§ 4.

EFFECTIVE DATE

The effective date of this amended and restated Plan shall be August 1, 2009.
§ 5.

COMMITTEE

This Plan shall be administered by the Committee.  The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to § 15 and § 16 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on the Company, on each affected Key Employee or Director and on each other person directly or indirectly affected by such action.  Furthermore, the Committee as a condition to making any grant under this Plan to any Key Employee or Director shall have the right to require him or her to execute an agreement which makes the Key Employee or Director subject to non-competition provisions and other restrictive covenants which run in favor of the Company.

§ 6.

ELIGIBILITY

Only Key Employees who are employed by the Company or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan.  All Key Employees and all Directors shall be eligible for the grant of Non-ISOs and Stock Appreciation Rights and for Stock Grants under this Plan.  Only Directors shall be eligible for Stock Unit Grants under § 10 of this Plan.

§ 7.

OPTIONS

7.1 Committee Action.  The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees and to Directors under this Plan from time to time to purchase shares of Stock, and Options may be granted for any reason the Committee deems appropriate, including as a substitute for compensation otherwise payable in cash.

7.2 Option Certificate.  Each grant of an Option shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, (a) if the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO and (b) no Option Certificate shall provide for the automatic grant of any new Option upon the exercise of an Option subject to such Option Certificate.

7.3 $100,000 Limit.  No Option shall be treated as an ISO to the extent that the aggregate Fair Market Value of the Stock subject to the Option which would first become exercisable in any calendar year exceeds $100,000.  Any such excess shall instead automatically be treated as a Non-ISO.  The Committee shall interpret and administer the ISO limitation set forth in this § 7.3 in accordance with § 422(d) of the Code, and the Committee shall treat this § 7.3 as in effect only for those periods for which § 422(d) of the Code is in effect.

7.4 Option Price.  The Option Price for each share of Stock subject to an Option shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted.  The Committee shall not (except in accordance with § 14 and § 15) take any action absent the approval of the Company’s shareholders

(whether through an amendment, a cancellation, making replacement grants or exchanges or any other means) to directly or indirectly reduce the Option Price of any outstanding Option or to make a tender offer for any Option if the Option Price for such Option on the effective date of such tender offer exceeds the then Fair Market Value of a share of Stock subject to such Option.

7.5 Payment.  The Option Price shall be payable in full upon the exercise of any Option and, at the discretion of the Committee, an Option Certificate can provide for the payment of the Option Price either in cash, by check, in Stock or through any cashless exercise procedure which is acceptable to the Committee, or in any combination of such forms of payment.  Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date action acceptable to the Committee is taken to tender to the Committee or its delegate.

7.6 Exercise.

(a)
Vesting.  The Committee may condition the right to exercise an Option on the satisfaction of a service requirement or a performance requirement or on the satisfaction of more than one such requirement or the satisfaction of any combination of such requirements or may grant an Option which is not subject to any such requirements, all as determined by the Committee in its discretion and as set forth in the related Option Certificate.

(b)
Exercise Period.  Each Option granted under this Plan shall be exercisable in whole or in part to the extent vested at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option exercisable on or after the earlier of

(1)	the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or
(2)
the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted.

(c)
Termination of Status as Key Employee or Director.  Subject to § 7.6(a), an Option Certificate may provide for the exercise of an Option after a Key Employee’s or a Director’s status as such has terminated for any reason whatsoever, including death or disability.

§ 8.

STOCK APPRECIATION RIGHTS

8.1 Committee Action.  The Committee acting in its absolute discretion shall have the right to grant Stock Appreciation Rights to Key Employees and to Directors under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.  Stock Appreciation Rights may be granted for any reason the Committee deems appropriate, including as a substitute for compensation otherwise payable in cash.  The Committee shall not (except in accordance with § 14 and § 15)

take any action absent the approval of the Company’s shareholders (whether through an amendment, a cancellation, making replacement grants or exchanges or any other means) to directly or indirectly reduce the SAR Value of any outstanding Stock Appreciation Right or to make a tender offer for any Stock Appreciation Right if the SAR Value for such Stock Appreciation Right on the effective date of such tender offer exceeds the then Fair Market Value of a share of Stock with respect to which the appreciation in such Stock Appreciation Right is based.

8.2 Terms and Conditions.

(a)
Stock Appreciation Right Certificate.  If a Stock Appreciation Right is granted independent of an Option, such Stock Appreciation Right shall be evidenced by a Stock Appreciation Right Certificate, and such certificate shall set forth the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation shall be based and the SAR Value of each share of Stock.  The SAR Value shall be no less than the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is granted.  The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

(b)
Option Certificate.  If a Stock Appreciation Right is granted together with an Option, such Stock Appreciation Right shall be evidenced by the related Option Certificate, the number of shares of Stock on which the Key Employee’s or Director’s right to appreciation is based shall be no more than the number of shares of Stock subject to the related Option, and the SAR Value for each such share of Stock shall be no less than the Option Price under the related Option.  Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Employee’s or Director’s right to exercise his or her Stock Appreciation Right with respect to such share.  A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable.  The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

(c)
Vesting.  The Committee may condition the right to exercise a Stock Appreciation Right on the satisfaction of a service requirement or a performance requirement or on the satisfaction of more than one such requirement or the satisfaction of any combination of such requirements or may grant a Stock Appreciation Right which is not subject to any such requirements, all as determined by the Committee in its discretion and as set forth in the related Stock Appreciation Right Certificate.

8.3 Exercise.  A Stock Appreciation Right shall be exercisable to the extent vested only when the Fair Market Value of a share of Stock on which the right to appreciation is based exceeds the SAR Value for such share, and the payment, if any, due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates.  A Key Employee or Director upon the exercise of his or her Stock Appreciation Right shall receive a payment from the Company in cash or in Stock issued under this Plan, or in a combination of cash and Stock, and the number of shares of Stock issued shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised.  The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this § 8.3.

§ 9.

STOCK GRANTS

9.1 Committee Action.  The Committee acting in its absolute discretion shall have the right to make Stock Grants to Key Employees and to Directors, and Stock Grants may be made for any reason the Committee deems appropriate, including as a substitute for compensation otherwise payable in cash.  Each Stock Grant shall be evidenced by a Stock Grant Certificate, and each Stock Grant Certificate shall set forth the conditions, if any, under which Stock will be issued under the Stock Grant and the conditions under which the Key Employee’s or Director’s interest in any Stock which has been issued will become vested and non-forfeitable.

9.2 Conditions.

(a)
Conditions to Issuance of Stock.  The Committee acting in its absolute discretion may make the issuance of Stock under a Stock Grant subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such condition and the deadline for satisfying each such condition.  Stock subject to a Stock Grant shall be issued in the name of a Key Employee or Director only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by the Company pending the satisfaction of the vesting conditions, if any, under § 9.2(b) for the related Stock Grant.

(b)
Vesting Conditions.  The Committee acting in its absolute discretion may issue any Stock in the name of a Key Employee or Director under a Stock Grant subject to the satisfaction of one, or more than one, objective employment, performance or other vesting condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees or Directors generally or for a Key Employee or a Director in particular, and the related Stock Grant Certificate shall set forth each such vesting condition, if any, and the deadline, if any, for satisfying each such vesting condition. A Key Employee’s or a Director’s vested and non-forfeitable interest in the shares of Stock underlying a Stock Grant shall depend on the extent to which he or she timely satisfies each such vesting condition. If a share of Stock is issued under this § 9.2(b) before a Key Employee’s or Director’s interest in such share of Stock is vested and is non-forfeitable, (1) such share of Stock shall not be available for re-issuance under § 3 until such time, if any, as such share of Stock thereafter is forfeited as a result of a failure to timely satisfy a vesting condition and (2) the Company shall have the right to condition any such issuance on the Key Employee or Director first signing an irrevocable stock power in favor of the Company with respect to the forfeitable shares of Stock issued to such Key Employee or Director in order for the Company to effect any forfeiture called for under the related Stock Grant Certificate.
(c)
Minimum Service Requirement.  If the conditions to the vesting of a Stock Grant include the satisfaction of a service requirement and a performance requirement, the minimum service requirement for 100% vesting shall be at least one year.  If the only condition to the vesting of a Stock Grant is the satisfaction of a service requirement, the minimum service requirement for 100% vesting shall be at least three years.  The Committee in either case, however, may provide for a shorter period of service (or no period of service) if the Committee determines that the Company’s interests are better served.

9.3 Dividends, Voting Rights and Creditor Status.

(a)
Cash Dividends.  Except as otherwise set forth in a Stock Grant Certificate, if a dividend is paid in cash on a share of Stock awarded under a Stock Grant before the first date that a Key Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall pay such cash dividend directly to such Key Employee or Director.

(b)
Stock Dividends.  If a Stock dividend is paid on a share of Stock awarded pursuant to a Stock Grant before the first date that a Key Employee’s or a Director’s interest in such award Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall hold such Stock dividend subject to the same conditions that apply to the award Stock under § 9.2(b).

(c)
Other.  If a dividend (other than a dividend described in § 9.3(a) or § 9.3(b)) is paid with respect to a share of Stock after such Stock has been issued under a Stock Grant but before the first date that a Key Employee’s or a Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable, the Company shall distribute or hold such dividend in accordance with such rules as the Committee shall adopt with respect to each such dividend.

(d)
Voting.  Except as otherwise set forth in a Stock Grant Certificate, a Key Employee or a Director shall have the right to vote the Stock issued under his or her Stock Grant during the period which comes after such Stock has been issued under a Stock Grant but before the first date that a Key Employee’s or Director’s interest in such Stock (1) is forfeited completely or (2) becomes completely non-forfeitable.

9.4 Satisfaction of Forfeiture Conditions.  A share of Stock shall cease to be subject to a Stock Grant at such time as a Key Employee’s or a Director’s interest in such Stock becomes vested and non-forfeitable under this Plan, and the certificate or other evidence of ownership representing such share shall be transferred to the Key Employee or Director as soon as practicable thereafter.

9.5 Performance Goals for Income Tax Deduction.

(a)
General.  The Committee shall (where the Committee under the circumstances deems it in the Company’s best interest) (1) make Stock Grants to Key Employees subject to at least one condition related to one, or more than one, performance goal based on the performance goals described in § 9.5(b) which the Committee deems likely to result in the Stock Grant qualifying as “performance-based compensation” under § 162(m) of the Code or (2) make Stock Grants to Key Employees under such other circumstances as the Committee deems likely to result in an income tax deduction for the Company with respect to such Stock Grant.

(b)
Performance Goals.  A performance goal is described in this § 9.5(b) if such goal relates to (1) the Company’s return on capital employed or increases in return on capital employed, (2) the Company’s total earnings or the growth in such earnings, (3) the Company’s consolidated earnings or the growth in such earnings, (4) the Company’s earnings per share or the growth in such earnings, (5) the Company’s net earnings or the growth in such earnings, (6) the Company’s earnings before interest expense, taxes, depreciation, amortization and other non-cash items or the growth in such earnings, (7) the Company’s earnings before interest and taxes or the growth in such earnings, (8) the Company’s consolidated net income or the growth in such income, (9) the value of the Company’s stock or the growth in such value, (10) the Company’s stock price or the growth in such price, (11) the Company’s return on assets or the growth on such return, (12) the Company’s cash flow or the growth in such cash flow, (13) the Company’s total shareholder return or the growth in such return, (14) the Company’s expenses or the reduction of such expenses, (15) the Company’s sales growth, (16) the Company’s overhead ratios or changes in such ratios, (17) the Company’s expense-to-sales ratios or the changes in such ratios, or (18) the Company’s economic value added or changes in such value added.

(c)
Alternative Goals.  A performance goal may be set in any manner determined by the Committee, including looking to achievement on an absolute or relative basis in relation to peer groups or indexes, and the Committee may set more than one goal.  No change may be made to a performance goal after the goal has been set.  However, the Committee may express any goal in terms of alternatives, or a range of alternatives, as the Committee deems appropriate under the circumstances, such as including or excluding (1) any acquisitions or dispositions, restructuring, discontinued operations, extraordinary items and other unusual or non-recurring charges, (2) any event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management or (3) the effects of tax or accounting changes.

§ 10.

NORTH AMERICAN GALVANIZING & COATINGS, INC.

DIRECTOR STOCK UNIT PROGRAM

10.1 Outside Directors.  In order to tie each Outside Director’s compensation to the long-term value of the Stock, the Company shall defer 100% of each Outside Director’s fees each calendar year.  The deferred amounts shall be converted into a Stock Unit Grant at the average of the Fair Market Value for a share of Stock for the 10 trading days before the date the director fees for Outside Directors otherwise would have been payable in cash.

10.2 Inside Directors.  In order to tie a portion of each Inside Director’s compensation to the long-term value of the Stock, the Company shall defer for each Inside Director each calendar year a dollar amount equal to 100% of the deferred director fees for Outside Directors.  Any deferrals for Inside Directors shall be matched by the Company at the same rate that applies to the required deferrals for Outside Directors under § 10.3.  The deferrals for each Inside Director shall be effected from their base salary or other cash compensation to coincide with the deferrals for Outside Directors, and the deferrals for Inside Directors shall be converted into a Stock Unit Grant at the same time and in accordance with the same procedure followed for Outside Directors.

10.3 Matching Grants.  The Company shall match 75% of each Director’s deferred fees.  A Director’s matching grant under this § 10.3 will be deferred and converted into a Stock Unit Grant at the same time and under the same procedure as his or her deferrals are converted into a Stock Unit Grant.

10.4 Deferral Periods.

(a)
General.  All deferrals under this § 10 shall be paid in the calendar year immediately following, and within 30 days after the end of, an Automatic Deferral Period or, if a Director so elects in accordance with this § 10.4, the end of an additional Elective Deferral Period.

(b)
Automatic Deferral Period.  The Automatic Deferral Period for a Director for deferrals effected in any calendar year shall be the five calendar year period starting on the immediately following January 1.  There will be separate Automatic Deferral Period for deferrals effected in each calendar year.

(c)
Elective Deferral Period.  If a Director delivers an election on the form provided for this purpose to the Company at least one full year before the end of any Automatic Deferral Period, the payment of the deferrals subject to such Automatic Deferral Period shall be deferred for an additional five calendar years.  Any such election shall be irrevocable when delivered to the Company.  Any such payment shall be made in the calendar year immediately following, and within 30 days after the end of, any Elective Deferral Period.

(d)	Special Rules.
(1)
Termination.  All deferrals (whether subject to an Automatic Deferral Period or an Elective Deferral Period) shall be payable as of the date a Director has “separated from service”, by death or otherwise, as that term is defined for purposes of § 409A of the Code.  If the Director is also a “specified employee”, as defined for purposes of § 409A of the Code, the distribution on account of the Director’s separation from service shall be made six months and one day after the date of the Director’s separation from service unless the separation from service occurs as a result of the Director’s death, in which event the distribution shall be made as soon as is practical after the Director’s death.

(2)
Unforseeable Emergency.  If a Director can demonstrate to a majority of the other members of the Board that he or she has an extreme financial hardship as a result of an unforeseeable emergency (within the meaning of § 409A of the Code) and that access to his or her deferrals under this Plan is more appropriate under the circumstances than using any of his or her other assets to meet the emergency, the Board (acting by a majority vote with the affected Director not voting) may authorize the payment of all or a portion of his or her deferrals to meet the emergency.  The amounts distributed under this § 10.4(d)(2) may not exceed the amount necessary to meet the emergency plus the amount necessary to pay taxes reasonably anticipated to result from the distribution and, in any event, may not exceed the amount allowable under § 409A of the Code.

(e)
Accelerated Payments.  The timing of any payment under this § 10 shall not be accelerated unless the Committee (1) in its absolute discretion consents to such acceleration and (2) determines (acting in good faith) such acceleration is permissible under § 409A of the Code.

(f)
Delayed Payments.  The timing of any payment under this § 10 shall not be delayed unless the Committee (1) in its absolute discretion consents to such a delay and (2) determines (acting in good faith) such delay is permissible under § 409A of the Code.

10.5 Payment.  When any deferrals become payable at the end of a Deferral Period or become payable under § 10.4(d), payment shall be made (subject to applicable withholdings) in whole shares of Stock and cash in lieu of a fractional share (based on the average of the Fair Market Value for a share of Stock for the 10 trading days before the date as of which payment is made).  The Company shall make a payment as soon as practicable after a deferral becomes payable.   A payment due a Director shall be made to his or her Beneficiary if the Director dies before the payment is made.

10.6 Non-Forfeitable Account and Account Adjustments.  A Director’s interest in his or her Account shall be non-forfeitable.  The number of shares described in a Stock Unit Grant credited to a Director’s Account shall be adjusted at the same time and in the same manner as Stock Grants made under this Plan.

10.7 General Assets.  All cash distributions to, or on behalf of, a Director under this § 10 shall be made from the Company’s general assets, and any claim by a Director or by his or her Beneficiary against the Company for any cash distribution under this Plan shall be treated the same as a claim of any general and unsecured creditor of the Company.

10.8 No Liability.  No Director and no Beneficiary shall have the right to look to, or have any claim whatsoever against, any officer, director, employee or agent of the Company in his or her individual capacity for the distribution of any Account.

10.9 Rabbi Trust.  The Company, at the discretion of the Committee, may establish a revocable “rabbi trust” which is a part of this Plan and transfer a number of shares of Stock to the trustee of such trust which matches the number of Stock Unit Grants made pursuant to this § 10.

10.10 Amendment and Termination.

(a)
In General.  The Company reserves the right to amend or terminate this Director Stock Unit Program at any time by action of the Board.  No amendment or termination shall directly or indirectly reduce the balance of any Account as of the effective date of such amendment or termination.  Except as otherwise permitted in this Section 10 or as permitted by Section 409A of the Code and the regulations thereunder or other IRS guidance, no amendment or termination of the Program shall cause the payment of a deferred amount to be accelerated or further deferred.

(b)
Termination After Change in Control.   As permitted by Section 409A of the Code, the Committee may terminate the Program within 30 days preceding or 12 months following a Change of Control as defined under any of the definitions of a Change of Control in Section 409A or the regulations or other IRS guidance issued pursuant to Section 409A.  In the event of a termination associated with a Change of Control, Participant accounts in this Program and all similar Company deferred compensation programs shall be distributed in a lump sum within 12 months following the termination.
(c)
Termination After Corporate Dissolution.   As permitted by Section 409A of the Code, the Committee may terminate the Program within 12 months of a corporate dissolution taxed under Section 331 of the Code, or with the approval of a bankruptcy court pursuant to 11 U.S.C. Section 503(b)(1)(A), provided that the amounts deferred under the Program are distributed to the Program Participants and included in their taxable income within the time limits specified for such terminations in the regulations under Section 409A of the Code.

(d)
Termination of All Deferral Arrangements.  As permitted by Section 409A of the Code, the Company may terminate the Program  provided that all the following conditions are met:  (1) The Company terminates all of its deferral arrangements that would be aggregated with this Program pursuant to Section 409A of the Code. (2) No payments of deferred amounts are made within 12 months of the termination other than payments that would otherwise be payable under the Program if the Program had not been terminated. (3)  Payments of all remaining Deferred Amounts are made within 24 months of the termination. (4) The Company does not adopt any new deferral arrangement that would be aggregated with any terminated arrangement at any time within five years following the date of termination. (5) The termination and liquidation does not occur proximate to a downturn in the financial health of the Company.

§ 11.

NON-TRANSFERABILITY

No Option, Stock Grant, Stock Unit Grant  or Stock Appreciation Right shall (absent the Committee’s express, written consent) be transferable by a Key Employee or a Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee’s express, written consent) be exercisable during a Key Employee’s or Director’s lifetime only by the Key Employee or Director.  The person or persons to whom an Option or Stock Grant or Stock Unit Grant or Stock Appreciation Right is transferred by will or by the laws of descent and distribution (or with the Committee’s express, written consent) thereafter shall be treated as the Key Employee or Director.
§ 12.

SECURITIES REGISTRATION

As a condition to the receipt of shares of Stock under this Plan, the Key Employee or Director shall, if so requested by the Company, agree to hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect.  Furthermore, if so requested by the Company, the Key Employee or Director shall make a written representation to the

Company that he or she will not sell or offer for sale any of such Stock unless a registration statement shall be in effect with respect to such Stock under the 1933 Act and any applicable state securities law or he or she shall have furnished to the Company an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.  Certificates or other evidence of ownership representing the Stock transferred upon the exercise of an Option or Stock Appreciation Right or upon the lapse of the forfeiture conditions, if any, on any Stock Grant or issued pursuant to a Stock Unit Grant may at the discretion of the Company bear a legend to the effect  that such Stock has not been registered under the 1933 Act or any applicable state securities law and that such Stock cannot be sold or offered for sale in the absence of an effective registration statement as to such Stock under the 1933 Act and any applicable state securities law or an opinion in form and substance satisfactory to the Company of legal counsel satisfactory to the Company that such registration is not required.

§ 13.

LIFE OF PLAN

No Option or Stock Appreciation Right shall be granted or Stock Grant or Stock Unit Grant made under this Plan on or after the earlier of:
(1)
the tenth anniversary of the effective date of this Plan (as determined under § 4), in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable, all Stock issued under any Stock Grants under this Plan have been forfeited or have become non-forfeitable, and payment has been made in full with respect to all Stock Unit Grants, or

(2)
the date on which all of the Stock reserved under § 3 has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Stock Grants or the payments with respect to Stock Unit Grants) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

§ 14.

ADJUSTMENT

14.1 Capital Structure.  The grant limits described in § 3.5, the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Options and Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to outstanding Stock Grants or Stock Unit Grants made under this Plan shall be adjusted by the Committee in a reasonable and equitable manner to preserve immediately after

(a)
any equity restructuring or change in the capitalization of the Company, including, but not limited to, spin offs, stock dividends, large non-reoccurring cash or stock dividends, rights offerings or stock splits, or

(b)
any other transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company the aggregate intrinsic value of each such outstanding Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant immediately before such restructuring or recapitalization or other transaction.

14.2 Shares Reserved.  If any adjustment is made with respect to any outstanding Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant under § 14.1, then the Committee shall adjust the number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1.  The Committee shall have the discretion to limit such adjustment to account only for the number, kind and class of shares of Stock subject to each such Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant as adjusted under § 14.1 or to further adjust such number, kind or class (or any combination thereof) of shares of Stock reserved under § 3.1 to account for any reduction in the total number of shares of Stock then reserved under § 3.1 which would result from the events described in § 14.1(a) and § 14.1(b) if no action was taken by the Committee under this § 14.2.  The Committee may make any adjustment provided for in this § 14.2 without seeking the approval of the Company’s shareholders for such adjustment unless the Committee acting on the advice of counsel determines that such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

14.3 Transactions Described in § 424 of the Code.  If there is a  corporate transaction described in § 424(a) of the Code which does not constitute a Change in Control of the Company, the Committee as part of any such transaction shall have the right to make Stock Grants and Option and Stock Appreciation Right grants (without regard to any limitations set forth under § 3.5 of this Plan) to effect the assumption of, or the substitution for, outstanding stock grants and option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such outstanding stock grants and stock option and stock appreciation right grants.  Furthermore, if the Committee makes any such grants as part of any such transaction, the Committee shall have the right to increase the number of shares of Stock available for issuance under § 3.1 by the number of shares of Stock subject to such grants without seeking the approval of the Company’s shareholders for such adjustment unless such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are traded.

14.4 Fractional Shares.  If any adjustment under this § 14 would create a fractional share of Stock or a right to acquire a fractional share of Stock under any Option, Stock Appreciation Right or Stock Grant, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options, Stock Appreciation Right grants and Stock Grants shall be the next lower number of shares of Stock, rounding all fractions downward.  An adjustment made under this § 14 by the Committee shall be conclusive and binding on all affected persons.

§ 15.

CHANGE IN CONTROL

If there is a Change in Control of the Company, then as of the Change Effective Date for such Change in Control any and all conditions to the exercise of all outstanding Options and Stock Appreciation Rights on such date and any and all outstanding issuance and forfeiture conditions on any Stock Grants on such date automatically shall be deemed 100% satisfied as of such Change Effective Date, and the Board shall have the right (to the extent expressly required as part of such transaction) to cancel such Options, Stock Appreciation Rights and Stock Grants after providing each Key Employee and Director a reasonable period to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Stock Grants; provided, if any issuance or forfeiture condition described in this § 15 relates to satisfying any performance goal and there is a target for such goal, such issuance or forfeiture condition shall be deemed satisfied under this § 15 only to the extent of such target unless such target has been exceeded before the Change Effective Date, in which event such issuance or forfeiture condition shall be deemed satisfied to the extent such target had been so exceeded.

§ 16.

AMENDMENT OR TERMINATION

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, (a) no amendment shall be made absent the approval of the shareholders of the Company to the extent such approval is required under applicable law or the rules of the stock exchange on which shares of Stock are listed and (b) no amendment shall be made to § 15 on or after the date of any Change in Control which might adversely affect any rights which otherwise would vest on the related Change Effective Date.  The Board also may suspend granting Options or Stock Appreciation Rights or making Stock Grants or Stock Unit Grants under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right in connection with any such suspension or termination to unilaterally modify, amend or cancel any Option or Stock Appreciation Right granted, or Stock Grant or Stock Unit Grant unless (1) the Key Employee or Director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of the Company or a transaction described in § 15.

§ 17.

MISCELLANEOUS

17.1 Shareholder Rights.  No Key Employee or Director shall have any rights as a shareholder of the Company as a result of the grant of an Option or a Stock Appreciation Right or a Stock Unit Grant pending the actual delivery of the Stock subject to such Option or Stock Appreciation Right or Stock Unit Grant to such Key Employee or Director.  A Key Employee’s or a Director’s rights as a shareholder in the shares of Stock which remain subject to forfeiture under § 9.2(b) shall be set forth in the related Stock Grant Certificate.

17.2 No Contract of Employment.  The grant of an Option or a Stock Appreciation Right or a Stock Grant or Stock Unit Grant to a Key Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Key Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in this Plan or the related Option Certificate, Stock Appreciation Right Certificate, or Stock Grant Certificate.

17.3 Tax Withholding.  Each Option, Stock Appreciation Right, Stock Grant and Stock Unit Grant shall be made subject to the condition that the Key Employee or Director consents to whatever action the Committee directs to at least satisfy the statutory federal and state tax withholding requirements, if any, which the Company determines are applicable to the exercise of such Option or Stock Appreciation Right or to the satisfaction of any forfeiture conditions with respect to Stock subject to a Stock

Grant issued in the name of the Key Employee or Director or any payment made pursuant to a Stock Unit Grant.  No withholding shall be effected under this Plan which exceeds the federal and state tax withholding requirements.

17.4 Construction.  All references to sections (§) are to sections (§) of this Plan unless otherwise indicated.  This Plan shall be construed under the laws of the State of Delaware.  Each term set forth in § 2 shall, unless otherwise stated, have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.  Finally, if there is any conflict between the terms of this Plan and the terms of any Option Certificate, Stock Appreciation Right Certificate or Stock Grant Certificate, the terms of this Plan shall control.

17.5 Other Conditions.  Each Option Certificate, Stock Appreciation Right  Certificate or Stock Grant Certificate may require that a Key Employee or a Director (as a condition to the exercise of an Option or a Stock Appreciation Right or the issuance of Stock subject to a Stock Grant) enter into any agreement or make such representations prepared by the Company, including (without limitation) any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or a Stock Grant or provides for the repurchase of such Stock by the Company.  The Company also may condition any payment under § 10 on a Director signing such an agreement or making such representations.

17.6 Rule 16b-3.  The Committee shall have the right to amend any Option, Stock Appreciation Right, Stock Grant or Stock Unit Grant to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Key Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

17.7 Coordination with Employment Agreements and Other Agreements.  If the Company enters into an employment agreement or other agreement with a Key Employee or Director which expressly provides for the acceleration in vesting of an outstanding Option, Stock Appreciation Right or Stock Grant or for the extension of the deadline to exercise any rights under an outstanding Option, Stock Appreciation Right or Stock Grant, any such acceleration or extension shall be deemed effected pursuant to, and in accordance with, the terms of such outstanding Option, Stock Appreciation Right or Stock Grant and this Plan even if such employment agreement or other agreement is first effective after the date the outstanding Option or Stock Appreciation Right was granted or the Stock Grant was made.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

NORTH AMERICAN GALVANIZING & COATINGS, INC.

By:  __________________________________________

Date:  _________________________________________